As filed with the Securities and Exchange Commission on
January 3, 1997.          Registration Statement No. 333-_____



             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549
                    ____________________

                         FORM S-8
                REGISTRATION STATEMENT UNDER
                 THE SECURITIES ACT OF 1933
                    ____________________

                      WINSTON HOTELS, INC.
   (Exact name of Registrant as specified in its Charter)

         North Carolina                        56-1872141
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)          Identification Number)

                2209 Century Drive, Suite 300
                Raleigh, North Carolina  27612
 (Address of principal executive office, including zip code)

                   THE WINSTON HOTELS, INC.
                     STOCK INCENTIVE PLAN
                   (Full title of the Plan)

                     Robert W. Winston, III
                  2209 Century Drive, Suite 300
                  Raleigh, North Carolina  27612
                         (919) 510-6010
   (Name, address, including zip code, and telephone number including area code, of agent for service)

                        With copies to:
                    David C. Wright, Esquire
                        Hunton & Williams
                       2000 Riverview Tower
                       900 South Gay Street
                   Knoxville, Tennessee  37902
                         (423) 549-7700

                      ____________________

                 CALCULATION OF REGISTRATION FEE

                             Proposed    Proposed
 Title of                    maximum     maximum
securities      Amount       offering    aggregate   Amount of
  to be          to be       price per   offering   registration
registered     registered     share      price         fee

Common Stock     700,000
$.01 par value   shares     $13.5625(*)  $9,493,750   $2,877


        (*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $13.5625 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on December 27, 1996.

                             PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
         Information.

         Not required to be filed with the Commission.

                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Winston Hotels, Inc. (the "Company") with the Commission (file No. 0-23732) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) the Company's Form 8-A, dated
March 23, 1994, containing a description of the Company's Common Stock (the "Common Stock"); (iv) the financial statements of the November 1994 Acquired Hotels for the year ended December 31, 1993 and the Financial Statements of the Acquisition Hotels for the years ended December 31, 1993 and 1994 included in the Company's Registration Statement on Form S-11 (File No. 33-91230); (v) the financial statements of the Impac Acquisition Hotels and Cary Suites, Inc. for the year ended December 31, 1995 included in the Company's Registration Statement on Form S-3 (File No. 333-3986); (vi) the Company's Current Report on Form 8-K filed May 22, 1996, and as amended on July 18, 1996; and
(vii) the Company's Current Report on Form 8-K filed July 24,
1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Articles of Incorporation of the Company generally limit the liability of the Company's directors and officers to the Company and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the State of North Carolina. The Articles of Incorporation also provide, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1      Amended and Restated Articles of Incorporation of the
         Registrant (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11
         (Registration No. 33-76602)).

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on
         Form S-11 (Registration No. 33-76602)).

4.3      The Winston Hotels, Inc. Stock Incentive Plan
         (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form 10-Q)

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

24.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

24.2     Consent of Coopers & Lybrand L.L.P.

25 Power of Attorney (included on the signature page hereto)

Item 9.  Undertakings

         (a)     The undersigned Registrant hereby undertakes:

                 1.   To file, during any period in which
offers or sales are made, a post-effective amendment to this registration statement;

                      (i)   To include any prospectus required by
                            Section 10(a)(3) of the Securities
                            Act of 1933, as amended (the
                            "Securities Act");

                      (ii)  To reflect in the prospectus any
                            facts or events arising after the
                            effective date of the registration
                            statement (or the most recent
                            post-effective amendment thereof)
                            which, individually or in the
                            aggregate, represent a fundamental
                            change in the information set forth
                            in the registration statement;

                       (iii) To include any material information
                             with respect to the plan of
                             distribution not previously
                             disclosed in the registration
                             statement or any material change in
                             such information in the registration
                             statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina on the 2nd day of January, 1997.

                            WINSTON HOTELS, INC.
                            a North Carolina corporation
                            (Registrant)

                            By: /s/ Robert W. Winston, III
                                Robert W. Winston, III
                                Chief Executive Officer and
                                  President


                           POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 2, 1997. Each of the directors and/or officers of Winston Hotels, Inc. whose signature appears below hereby appoints Robert W. Winston, III and Philip R. Alfano, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Winston Hotels, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                          Title

/s/ Charles M. Winston             Chairman of the Board
Charles M. Winston                 (Principal Executive Officer)

/s/ Robert W. Winston, III         Chief Executive Officer,
Robert W. Winston, III             President and Director

/s/ Philip R. Alfano               Senior Vice President and

Philip R. Alfano                   Chief Financial Officer
                                   (Principal Financial Officer
                                   and Principal Accounting
                                   Officer)

/s/ James H. Winston               Director
James H. Winston

/s/ Paul Fulton                    Director
Paul Fulton

                                   Director
Thomas F. Darden, II

/s/ Richard L. Daugherty           Director
Richard L. Daugherty

/s/ Edwin B. Borden                Director
Edwin B. Borden

                           EXHIBIT INDEX


                                                   Sequentially
Exhibit No.       Description                      Numbered Page

4.1               Amended and Restated Articles of
                  Incorporation of the Registrant
                  (incorporated by reference to
                  Exhibit 3.1 to the Company's
                  Registration Statement on Form
                  S-11 (Registration No. 33-76602)).

4.2               By-Laws of the Registrant
                  (incorporated by reference to
                  Exhibit 3.2 to the Company's
                  Registration Statement on Form
                  S-11 (Registration No. 33-76602)).

4.3               The Winston Hotels, Inc. Stock
                  Incentive Plan (incorporated by
                  reference to Exhibit 10.5 to the
                  Company's Report on Form 10-Q for
                  the quarter ended June 30, 1996)

5                 Opinion of Hunton & Williams as to
                  the legality of the securities being
                  registered.

24.1              Consent of Hunton & Williams (included
                  in the opinion filed as Exhibit 5 to
                  the Registration Statement).

24.2              Consent of Coopers & Lybrand L.L.P.

25                Power of Attorney (included on
                  signature page hereto).